UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 22, 2005
                  ---------------------------------------------
                        (Date of earliest event reported)


                           Cyber Defense Systems, Inc.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Florida                             333-46424                   55-0876130
------------------------        ---------------------        -------------------
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)               file number)                 Identification No.)


10901 Roosevelt Boulevard, Suite 100-D
St. Petersburg, Florida                                           33716
-----------------------------------------------           ----------------------
(Address of Principal Executive Offices)                        (Zip Code)

                                (727) 577 - 0873
                  ---------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                  ---------------------------------------------
          (Former name or former address, if changed since last report)


------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act [(17 CFR 240.14d-2(b)]

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act [(17 CFR 240.13e-4(c)].

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Background - Cyber Defense Systems, Inc. is a Successor Registrant

     This  Form  8-K  is  being  filed  by  Cyber  Defense  Systems,  Inc.  (the
"Registrant" or "Cyber Defense"). In accordance with Rule 12g-3 of the Securities Exchange Act of 1934, as amended, and as disclosed in a Form 8-K filed by Cyber Defense on September 13, 2004, Cyber Defense is the Successor Registrant to E-City Software, Inc.("E-City") pursuant to a change of domicile merger which became effective on September 1, 2004. This change of domicile merger was preceded by another merger by means of which an entity known as On Alert Systems, Inc. ("On Alert") was also merged into Cyber Defense. Both of these mergers were taken pursuant to the "short-form" merger laws which allow a parent to merge a subsidiary into itself without having to obtain shareholder consent.

     As shall be set forth below, On Alert had previously acquired a controlling interest in E-City, and prior to its merger into the Registrant, On Alert was engaged in the business of acquiring the marketing rights to offensive and defensive security technologies supporting a full line of interoperable protection disciplines.

     In that connection, in March of 2004, On Alert organized Cyber Aerospace Corp. ("Cyber Aero"). Since March of 2004, Cyber Aero been engaged in two projects:

     (a) designing and building a new generation of Unmanned Aerial Vehicles for security and military applications; and
     (b) sales and marketing of Spherical Airships for security and military applications.

     Because On Alert and Cyber Aero, rather than Cyber Defense, the (Successor) Registrant, were the entities which were active in operations prior to the two mergers discussed above, the bulk of the material to be disclosed in this Form 8-K and the accompanying Financial Statements will include the results of the operations of On Alert and Cyber Aero.

     In addition, while the fiscal year of E-City, the predecessor Registrant, ended on March 31, the fiscal year of Cyber Defense, the Successor Registrant, now ends on December 31.

Background - Change of Control of E-City

     E-City had been operating as a computer mapping company. Computer mapping uses digital versions of maps to produce maps on computer, which may be viewed on cd-rom or over the internet or which may in turn be developed into digitally produced paper maps for publication and sale. Some computer mapping technology allows users to interact with the maps in limited ways, allowing them to zoom in closer or farther away from a particular object or section of the map using functions contained on the computer map. Users can also customize some computer maps to their preferences, specifying scale, how roads are identified, or other features, such as color. E-City had produced a style of computer mapping which includes drawings of buildings, features and landscapes on to the computer map of streets and cities. These buildings and landmarks are easy to recognize and facilitate the ability of drivers, pedestrians or tourists to orient themselves and navigate a particular urban area. E-City had produced these computer maps for eight major US cities, 4 Canadian cities as well as Munich, Germany.

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     However,  as  disclosed  on a Form 10-KA  filed by it on August  18,  2003,
E-City had been virtually defunct for some time.

     As set forth in a Form 8-K filed by E-City on May 27, 2003 (and as up-dated by a Form 10-KA filed by E-City on July14, 2004), on May 27, 2003, E-City entered into a strategic alliance agreement with On Alert pursuant to which E-City sold 35,000,000 shares of Common Stock to On Alert in exchange for strategic cooperation, management expertise, and a payment of $40,000.00 to Cityscape.com, Inc., an E-City customer with whom E-City had a commercial dispute.

     In  addition,  Anis Jessa,  the Chief  Executive  Officer,  Sole  Director,
Principal  Accounting  Officer,  Treasurer  and  Secretary of E-City,  appointed
William C. Robinson as Chief Executive Officer, Sole Director, Principal Accounting Officer, Treasurer and Secretary of E-City. Thereafter, Mr. Jessa resigned and entered into a Consulting Agreement with E-City. The terms of Mr. Jessa's consultancy provided that he would surrender 2,149,000 shares of Common Stock in E-City which would be held in trust to secure his obligations under the Consulting Agreement. Mr. Jessa was to be compensated by 2,471,350 shares of incentive stock options at a price per share of $0.01 under the agreement, subject to his providing the requisite consulting services. The Consulting Agreement also provided some anti-dilution protection for Mr. Jessa and provided that the corporation agreed to pay certain tax liabilities that it owed in a timely fashion and for which Mr. Jessa might be personally liable in the event of non-payment.

     Subsequently, as disclosed in a Form 10-K filed by E-City on July14, 2004:

     o In October 2003, the Parties entered into a mutual release with Mr. Jessa. The result was the cancellation of all Mr. Jessa's outstanding options to purchase E-City stock owned by him, but also the return to him of 2,149,000 shares of the Company's stock which he had previously surrendered. In addition, each Party released the other from all other obligations. Following, and as a result of, the merger of E-City into the Registrant, Mr. Jessa now owns 71,663 shares (Restricted) of the Registrant's Class A Common Stock.

     o In September 2003, E-City amended its strategic alliance agreement with On Alert and agreed to license its mapping software system to On Alert. The terms of the agreement called for On Alert to assume the current outstanding liabilities of E-City and to negotiate settlement on favorable terms and to pay a revenue share of 5% of net profits on the sale of the mapping software. Following, as and a result of, the merger of E-City into the Registrant, those former obligations of E-City, which are now not material in scope, were assumed by the Registrant.

     o In August 2003, E-City executed a promissory note in favor of On Alert for assuming outstanding liabilities of E-City in the amount of $167,378.94, at 8.5% interest. On Alert also agreed to advance the monies necessary to keep E-City current in its required filings with the Commission. As of December 31, 2003, On Alert had satisfied $38,500.00 of E-City's outstanding debt. This Note allowed On Alert to convert a portion of that debt to Common Stock of E-City. As at June, 14, 2004, E-City was obligated to On Alert in the amount of $128,795.00, not including interest, and on that day, in partial satisfaction of that debt, E-City issued 4,870,000 shares of its Common Stock to On Alert, and the debt was reduced by $48,700.00.

     Therefore, at this point in time, On Alert owned a total of 39,870,000 shares of Common Stock of E-City. Subsequently, On Alert acquired an additional 130,001 shares of E-City on the open market, bringing its holding of E-City to 40,000,001 shares.

Background - Present Status of the Use of E-City's Technology

     Prior to its merger  into the  Registrant,  E-City had  developed  its core
3DCityMap(TM) technology for 3D artistic rendering of streets, specific buildings and points of interest in major metropolitan down-town corridors and surrounding areas, including stadiums, airports and landmarks. These maps have been used primarily by clients to visually orient their customers to easily identify business locations, relevant landmarks, restaurants, hotels or other places of importance to tourists and travelers. E-City has produced fully geo referenced, web-enabled versions of these 3DCityMaps(TM) for our cartoGRAPHICS(TM) map engines as well as printed versions of these maps for its clients.

     Where appropriate, the E-City mapping technology has the potential to be integrated into the different sensor and video technologies by being mounted on the Registrant's UAV's and Airship systems currently under review. (For more detailed disclosure of this matter, See "Business Operations of Cyber Defense".)

     Background - Initial Business Operation of On Alert - Assumption thereof by the Registrant as a Result of the Merger

     At the time of the acquisition by On Alert of its controlling position in E-City, it was contemplated by Management of On Alert that the E-City computer mapping technology could be put to a different use. To that end, On Alert was organized in March of 2003 to engage in the marketing of the "On Alert Gunshot Detection System" (TM) ("GDS") being developed by Synchros Technologies, Inc. ("Synchros"). These systems are designed to identify the acoustical and ultrasonic signatures of weapons discharge, bombs, explosions, spray cans, tire leaks, intrusion sounds, and voice-initiated alarms.

     The original exclusive marketing and distribution rights were obtained from Synchros by Proxity, Inc., f/k/a Proxity Digital Networks, Inc. ("Proxity"), an Affiliate of the Registrant, which then sub-licensed it to On Alert. As a Result of the Merger of On Alert into the Registrant, the Registrant is now the sub-licensee (from Proxity, the licensor) of the On Alert Gunshot Detection System. (For more detailed disclosure of this matter, See "Business Operations of Cyber Defense".)

     On November 10, 2003, On Alert entered in to an agreement (the "Original Traptec Licensing Agreement") pursuant to which On Alert licensed to the Traptec Corporation ("Traptec") the right to market certain gunshot detection technology similar to the On Alert Gunshot Detection System.

     As a result of the merger of On Alert into the Registrant, Cyber Defense is now a party to the Original Traptec Licensing Agreement. (For more detailed disclosure of this matter, See "Business Operations of Cyber Defense".)


Background - Continuity of Management

     Management of Cyber Defense, the (Successor) Registrant, is a continuation of Management of E-City in that William C. Robinson, who was the CEO and sole Director of E-City, is, at present, now the CEO, CFO, and the Chairman of the Board of Directors of Cyber Defense.

Present Management of the Registrant

     The following are the Officers and Directors of Cyber Defense:

William C. Robinson - Founder/CEO/CFO, and Chairman of the Board of Directors

     Mr. Robinson has more than 20 years experience in the public equity markets including management positions at Paine Webber, and Prudential Securities. Mr. Robinson has performed as a successful start-up entrepreneur, and as a corporate officer and director of eight public companies. He brings seasoned operational, fund-raising, and merger and acquisition skills to the Cyber Defense team. As a principal, he has been responsible for initiating and negotiating more than $100,000,000 worth of merger and acquisition transactions and has developed, bought, and sold more than 20 companies from the initial start-up stage taking eight to full public company status.

     In addition, prior to its merger into Cyber Defense, Mr. Robinson was the CEO/CFO and sole Director of On Alert, and he is, at present, the CEO/CFO and Director of Cyber Aero, a controlling position in which is held by Cyber Defense.

     Mr. Robinson is also the CEO/CFO and Chairman of the Board of Directors of Proxity. Proxity specializes in the deployment and integration of security protection technology and government contract fulfillment. Trading in the Common Stock of Proxity is reported in the inter-dealer quotation system maintained by the National Quotation Bureau, Inc. and the Pink Sheets under the symbol "PRXT." Mr. Robinson is also the General Partner of Cherokee Raiders, L.P., a family limited partnership ("Cherokee").

     Both Proxity and Cherokee are Affiliates of the Registrant. (See "Capital Structure of the Registrant and its Affiliates".)


James Alman - President and Director

     Mr. Alman has a Bachelor of Science degree in Aerospace Engineering from Boston University. Before joining Cyber Defense, he served as the Director of Engineering for AirTran Airways and led a group of engineers in the technical support of AirTran. Mr. Alman has worked on the Electromagnetic Interference
(EMI) project, Secure Cockpit Doors project, the Autoland project, and various new aircraft introduction projects. As a test engineer for the NASA Langley Research Center, Mr. Alman designed various types of wind tunnel research hardware. He was a team member on the Daedalus Project, a MIT-based group that designed, built and flew three 114-foot span composite human powered aircraft that holds three world records for human powered distance flying.

Joseph A. Grace, Jr. - Director

     Mr. Grace is a 1980 graduate of the United States Naval Academy. He received his MBA from the University of New Orleans. After serving almost nine years as a nuclear submarine officer, he left the active duty Navy to take a position with a Fortune 500 Electronics firm in California, where he held various positions in sales and sales management. He returned to Louisiana in November of 1994 to become the founding President of the LTC, a technical trade association committed to transforming the Louisiana Technology Industry. In Mr. Grace has remained active as a Captain in the United States Naval Reserve. In 2001 Captain Grace assumed the Reserve position of Special Projects officer and spokesperson for the Navy's $8 Billion enterprise rollout of the Navy Marine Corps Intranet. He has since been fully recalled to Active Duty in support of Operation Enduring Freedom, as the Chief Information Officer for Navy Medicine. His responsibilities include all operational Information Management and Information Technology in support of the Bureau of Medicine and Surgery for the Surgeon General. He is active on many Boards and Committees and is a recognized leader of the business community of Louisiana.

     Mr. Grace is President and a Director of Proxity.

Marinko Vekovic - Director

     Mr. Vekovic is the President of a management consulting company, Alpha Medicals, located in Irvine, California. Previously, he was the Senior VP Marketing and Sales at ICN (NYSE: VRX), President of MVC Consulting, and had over ten years with Eli Lilly (NYSE: LLY) from US to Latin America and Europe as Director of Operations: Europe, Middle -East, Africa Region. Mr. Vekovic has over 25 years of multidimensional expertise, both domestic and international, in General management, Business development, Strategic planning, Marketing and Sales, and experience with Global and start-up companies. He has managed $3 million to $850 million businesses, and has started Companies on the London Stock Exchange, the NYSE, and NASDAQ. Mr. Vekovic has an MBA in General Management from IMD -Lausanne Switzerland and a B.S. in Economics from London University UK.

     Mr. Vekovic is a Director of Proxity.

Rear Admiral Stephen I. Johnson, U.S. Navy (Retired) - Director

     Rear Admiral Johnson's 30-year Navy career included command of the Nuclear Fast Attack Submarine U.S. CITY OF CORPUS CHRISTI (SSN-705); service as Major Acquisition Program Manager for Submarine Electronic Systems (PMS-401), Naval Sea Systems Command (NAVSEA); Program Director, Information Support Systems (PD-15), Space and Naval Warfare Systems Command (SPAWAR); and Project Director, Navy Year 2000 Project (CNO-N6Y).

     Subsequent to his Naval service, Admiral Johnson has served commercial industry, government program offices, and educational institutions as a senior management consultant. Admiral Johnson is a Managing Director of Source Companies LLC, an investment banking and value growth consulting company providing debt capitalization and growth advisory services to medium-sized, closely-held businesses. He is the founder of SBS Consulting, Inc., providing strategic planning, senior program management, subject matter expert, and sales and marketing consulting services to commercial customers, government organizations, and educational institutions. Admiral Johnson also serves as a Technology and Business Advisor to the William J. von Liebig Center for Entrepreneurism and Technology Advancement at the Jacobs School of Engineering, University of California, San Diego.

     Admiral Johnson is a graduate of Duke University (Physics) and the Major Program Managers Course, Defense Systems Management College. He is certified and served as a Department of Defense Major Acquisition Program Manager (Level III). He resides in San Diego, California.


Capital Structure of the Registrant and Its Affiliates

     Capital Structure of Cyber Defense, the Registrant

     As at February 1, 2005, the Capitalization of Cyber Defense consisted of:




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



     (a) 200,000,000 shares of Class A Common Stock, Par Value $0.001 per share, each share having one vote on matters brought before the stockholders of which 25,921,562 shares are issued and outstanding and owned by the following persons or groups:


Name of Shareholder               Number of Shares of Class A Owned
--------------------              ------------------------------------

Cherokee                                      6,750,000
Proxity                                      18,750,000
Others (Including Members of the Public)        421,562*
                                             ------------
TOTAL                                        25,921,562

* Prior computations by Management failed to account for post-merger "Rounding-Up" done by its Transfer Agent of Issued and Outstanding Shares, resulting in an increase of 229 shares over Management's prior computation, that is, from 421,333 shares to 421,562 shares.

     (b) 200,000,000 shares of Class B Common Stock, Par Value $0.001 per share, each share having 1,000 votes on matters brought before the stockholders , of which 150,000 shares are issued and outstanding and owned by the following persons:

Name of Shareholder               Number of Shares of Class B Owned
--------------------              ------------------------------------

Cherokee                                        150,000

     (c) 2 shares of Class C Common Stock, Par Value $0.001 per share, each share having one vote on matters brought before the stockholders, of which 2 shares are issued and outstanding and owned by the following persons:

Name of Shareholder               Number of Shares of Class C Owned
--------------------              ------------------------------------

Cherokee                                                    1
Proxity                                                     1


     (d) 100,000,000 shares of Class A Preferred Stock, Par Value $0.001 per share, of which no shares are issued and outstanding.

     As at February 1, 2005, Cherokee and Proxity, who are Affiliates of the Registrant, owned a total of 25,500,000 shares of the Class A Common Stock, Par Value $0.001 per share, of Cyber Defense, or 98.37 % of the Issued and Outstanding Class A Common Stock of the Registrant. In addition, Cherokee owns 150,000 shares of the Class B Common Stock, Par Value $0.001 per share, of the Registrant, each of which Class B shares is entitled to 1,000 votes on matters brought before the Shareholders. Thus, the Registrant is controlled by its Affiliates, Cherokee and Proxity.

Capital Structure of Cyber Aero - The Registrant's Operating Subsidiary

     As at February 1, 2005, the Capitalization of Cyber Aero consisted of:




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     (a) 200,000,000 shares of Class A Common Stock, Par Value $0.001 per share, each share having one vote on matters brought before the stockholders, of which 26,640,000 shares are issued and outstanding and owned by the following persons:

Name of Shareholder               Number of Shares of Class A Owned
--------------------              ------------------------------------

Cyber Defense                              25,000,000
James Alman                                 1,000,000
James Gardiner                                500,000
Barry Nelsen                                  140,000
                                           ----------
TOTAL                                      26,640,000

     (b) 200,000,000 shares of Class B Common Stock, Par Value $0.001 per share, each share having 1,000 votes on matters brought before the stockholders, of which 150,000 shares are issued and outstanding and owned by the following person:

Name of Shareholder               Number of Shares of Class B Owned
--------------------              ------------------------------------

Cherokee                                     150,000


     (c) 2 shares of Class C Common Stock, Par Value $0.001 per share, each share having one vote on matters brought before the stockholders , of which 2 shares are issued and outstanding and owned by the following persons:

Name of Shareholder               Number of Shares of Class C Owned
--------------------              ------------------------------------

Cherokee          .                                  1
Proxity                                              1


     (d) 100,000,000 shares of Class A Preferred Stock, Par Value $0.001 per share, of which no shares are issued and outstanding.

     As at February 1, 2004, the Registrant owned 25,000,000 shares of the Class A Common Stock, Par Value $0.001 per share, of Cyber Aero, or 93.84 % of the Issued and Outstanding Class A Common Stock of Cyber Aero. In addition, Cherokee owns 150,000 shares of the Class B Common Stock, Par Value $0.001 per share, of Cyber Aero, each of which Class B shares is entitled to 1,000 votes on matters brought before the Shareholders. Thus, the Registrant and its Affiliates control Cyber Aero.

Capital Structure of Proxity - An Affiliate of the Registrant

     As at February 1, 2004, Cherokee owned or had control of 88,600,000shares of the Common Stock, Par Value $0.001 per share, of Proxity, or 31.47 % of the Issued and Outstanding Common Stock of Proxity, there being 300,000,000 shares Authorized, of which 281,545,000 shares are Issued and Outstanding .

     Mr. Robinson, who is the CEO of Proxity, and of the Registrant, and of Cyber Aero, together with his wife and children own 6,047,027 shares, or 2.15 % of the Issued and Outstanding Common Stock of Proxity.

Debt Owed by the Registrant to its Affiliates

     As a result of the merger of On Alert into the Registrant, the Registrant has assumed prior obligations of On Alert to either Cherokee or Proxity, so that, as at February 12, 2005, the Registrant was indebted to Cherokee and Proxity in the amount of $1,507,271.90 (Unadited).


Business Operations of The Registrant - Overall Basic Objectives

     Cyber Defense's initial focus will be marketing existing products to the Department of the Defense ("DoD"), homeland defense and intelligence agencies. Cyber Defense's senior management team believes it has established contacts with the decision markers in these market segments. As this is a substantial market, understanding its future technology needs requires on-going analysis, and Cyber Defense is addressing those initiatives. Cyber Defense will later expand into other market segments that require enhanced security, mobile communication platforms and increased surveillance capabilities. Examples of market segments include industrial plants, chemical plants, nuclear sites, oil rigs, oil pipelines, and ports.

     Ultimately, Management hopes to provide a suite of integrated security products that can be deployed quickly, cost effectively and securely. The global war on terror has redefined this country's need for security protection both at home and abroad. Since the attacks of 9/11, an entire industry has emerged to provide solutions to support homeland defense. Furthermore, most of the civilized world is confronted with ongoing threats of terrorism.

     Management anticipates, but cannot guarantee, that existing technology developed by Cyber Defense, along with future planned innovations, will be able to meet these security challenges with cost effective solutions.

     Nevertheless, investors should be warned that the Registrant's products represent new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be give, or is given, that it will function in a cost-conscious manner, if at all, in the uses for which it is designed. In that connection, none of the Registrant's products has been tested in either simulated or real combat conditions.

     Furthermore, the Registrant faces competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

     In addition, as set forth in their cover letter to the Financial Statements which are a part of this Form 8-K, Hansen, Barnett & Maxwell, the Registrant's Certified Public Accountants, raise substantial doubt about the Registrant's ability to continue as a going concern.

     Therefore, Investors are warned that investment in the securities of the Registrant involves a high degree of risk, and such an investment should be made only by persons who can afford a complete loss of their investment.

Operations of Cyber Aero - The Registrant's Operating Subsidiary

     Since March of 2004, Cyber Aero been engaged in two projects:

     (a) designing and building a new generation of Unmanned Aerial Vehicles (generically, "UAV's") for security and military applications; and
     (b) sales and marketing of Spherical Airships ("Airships") for security and military applications.

The Use of Unmanned Aerial Vehicles (UAV's)

     UAV's have been referred to in many ways: RPV's (remotely piloted vehicle), drones, robot planes, and pilot-less aircraft are a few such names. Most often referred to as UAV's, they are defined by DoD as powered, aerial vehicles that do not carry a human operator, use aerodynamic forces to provide vehicle lift, able fly autonomously or be piloted remotely, can expendable or recoverable, with the ability to carry a lethal or non-lethal payload. Ballistic or semi-ballistic vehicles, such as cruise missiles, and artillery projectiles are not considered UAV's by the DoD definition.

     UAV's differ from RPV's in that some UAV's can fly autonomously. UAV's are either described as a single air vehicle (with associated surveillance sensors), or a UAV System, which usually consists of three to six air vehicles, a ground control station, and support equipment.

     UAV's are thought to offer two main advantages over manned aircraft: they are arguably cheaper to procure, and they eliminate the risk to a pilot's life. UAV's protect the lives of pilots by performing the "3-D" missions - those that are "dull, dirty, or dangerous" and do not require a pilot in the cockpit. Furthermore, for those certain missions which require a very small aircraft, only a UAV can be deployed because there is no equivalent manned system small enough for the task.

Design and Development of the Registrant's UAV's

     In March of 2004, Cyber Aero began assembling a team of military experts, aeronautical, and composite engineers to design and build a new generation of UAV's. To that end, Cyber Aero was organized, and Cyber Aero engaged Mr. James Alman, an Aeronautical Engineer with an extensive background in experimental aerial vehicles and airline operations, to design what came to be known as the CyberBug(TM), a lightweight low-cost, micro-mini UAV, and the CyberScout(TM), a heavier, more sophisticated UAV.

     To provide the technology and know-how for the venture, Management determined that it would be in the best interests of Cyber Aero for it to acquire certain designs, technology, and equipment owned by Mr. Alman.
Accordingly,  in  March of 2004,  Cyber  Aero  entered  into an  agreement  (the
"Original Alman Asset Purchase Agreement") pursuant to which Cyber Aero purchased from Mr. Alman the right to manufacture and sell UAV's designed by Mr. Alman, in consideration of a Promissory Note from Cyber Aero to Mr. Alman for $100,000.00 due on December 5, 2005, the issuance of 1,000,000 shares of Cyber Aerospace Corp.'s Common Stock, Par Value $0.0001 per share, to Mr. Alman, and the undertaking to pay as a royalty to Mr. Alman a sum of money equal to 5% of the Gross Invoiced Selling Price of each CyberBug and CyberScout Unit sold, less sales tax and commissions.

     On January 11, 2005, the Original Alman Asset Purchase Agreement was modified (the "Amended Alman Asset Purchase Agreement"), and the principal change was that to the computation of the royalty due to Mr. Alman upon sales of the CyberBugs and CyberScouts. Pursuant to the Amended Alman Asset Purchase Agreement, Mr. Alman is to receive as a royalty, a sum of money equal to 5% of the Gross Profit of each Cyber Bug and CyberScout sold during the life of any patent covering the Intellectual Property, not to exceed twenty (20) years from January 11, 2005, less sales taxes, shipping and commissions.

     The Alman Asset Purchase Agreement are Exhibits to this Form 8-K. Like many other documents which are referred to and summarized in this Form 8-K, such summaries are qualified by, and made subject to, the exact language of the documents themselves, which is controlling.

Cyber Aero has recently completed two flying prototype UAV's.

     1. The low-cost CyberBug(TM).

     This is a scalable unmanned aircraft which comes in two versions. The smaller CyberBug(TM) weighs 2.6 pounds or more depending on type of mission. The larger CyberBug(TM) weighs 5 pounds and can lift a larger payload depending on type of mission. On board options include high power day and night vision capable of carrying explosive payloads for defense and military use. In-house testing indicates that the CyberBug(TM) can be assembled and launched in remote areas in 30 seconds by an individual and easily recovered in winds up to 20 MPH. Plan call for the unit to include an autopilot as well as data link with GPS overlay. The CyberBug(TM) has two basic uses: short flight, which is intended to operate surveillance in areas of concern when troops are in dangerous situations, and long-term flight for the surveillance of patrol areas up to four hours. The smaller Bug comes in a cylindrical tube which will allow easy transport. The basic smaller Bug is priced at a base price of $7,500.00.

     2. The CyberScout(TM).

     This unmanned vehicle has a vertical take off and landing capabilities ("VTOL") which make it very unique to the newly developing world of UAV's. The CyberScout(TM) UAV currently under development is designed to offer VTOL capabilities (vertical takeoff or landing) and hovers and flies horizontally for up to 45 minutes at speeds of 100 plus MPH. The CyberScout(TM) is not available at this time but the company expects the product to be for sale later in 2005. The product will be offered with a standard flight autopilot or an autonomous flight system; camera and payload pod are included. CyberScout(TM) weighs 10 pounds including a one-pound payload.

     The CyberBug and CyberScout will be marketed by Cyber Defense on behalf of Cyber Aero, and Cyber Defense, on behalf of Cyber Aero, has filed for Patents with the United States Patent Office to protect their unique features.

     A competitor of Cyber Defense is attempting to develop a UAV which replicates/copies the CyberBug, and the Registrant intends to serve this organization with notice that the Registrant plans to protect its intellectual property.

Use of Spherical Airships

     The use of airships or of dirigibles to provide high altitude surveillance is not a new concept. For over one hundred years, balloons have been used by battlefield commanders to get a "big picture" perspective. However, it is anticipated that a new generation of Airship design will bring a enhanced potential to the field by integrating advanced communications with mobile platform stability, as the physical configuration will allow the system to remain airborne in a set location longer than previously possible. Furthermore, in addition to providing "hovering" ability, the engines of the new generation of Airships are designed to rotate allowing the ship to fly, versus float, to its station. This design also permits the ship to spin on its axis permitting greater mobility.

     Airships have obvious potential military and security applications:

     o Surveillance (the Military, DEA/Customs, the Coast Guard) of movements 24/7 in multiple environments.
     o Quick replacement of obscure/destroyed technology infrastructures with on-board wireless communication capability.
     o    Command and control of ground and airborne communications.

     In addition, Airships have civilian applications, such as providing wireless solutions in the growing U.S. broadband market. In that connection, In addition, a byproduct of this technology would be the formation of mobile "Cell Towers" for remote locations or overloaded systems. Used both for planned and unplanned occurrences (Super Bowl, New Year's, other major events), it is envisioned that positioning one of these Airships above a City or area of interest could provide a mobile communications platform that would allow for cell, microwave, broadband and video technology. High above the area of concern or service, this platform could be put into place within three hours of an event and maintained for a long period of time to support core systems. Although Cyber Aero has had discussions with several large telecoms, no firm agreements to purchase an airship have been received.

     However, investors should note that Management has neither the funds, nor any concrete plans to actively pursue such other uses of Airships. Furthermore, commercial development of such applications would require commitment of significant resources not presently available to the Registrant.

Design and Development of the Registrant's Airships

     A company called Techsphere Systems International, LLC ("TSI") has the exclusive world wide right and license to manufacture airships according to U.S and Canadian patents owned by 21st Century Airships, Inc., a Canadian corporation ("C-21"), and TSI, in turn, is under contract with C-21to purchase one Airship from C-21pursuant to an "Agreement of Purchase and Sale of Airship", dated December 4, 2003, between TSI and C-21 (the "TSI/ C-21Purchase Agreement").

     On as of March 10, 2004, Cyber Aero entered into an agreement (the "Original TSI Asset Purchase Agreement") pursuant to which Cyber Aero agreed to purchase from TSI one (or more) prototype Airships from TSI. Thus, under the Original TSI Asset Purchase Agreement between Cyber Aero and TSI, TSI would transfer, assign, and deliver to Cyber Aero TSI's right, title and interest in and to the TSI/ C-21Purchase Agreement between TSI and C-21.

     In addition, Cyber Aero acquired from TSI the right to market, on an exclusive global basis the military and governmental rights to TSI's airships, subject, however, to a prior agreement (which prior agreement is no longer applicable) with a third-party, for the exclusive world-wide right to market airships for governmental applications and the non-exclusive world-wide rights to market airships for telecommunication applications.

     Pursuant to the Original TSI Asset Purchase Agreement, Cyber Aero agreed to pay a total of $2,700,000,

          (a) of which $1,200,000.00 would be allocated to be paid to TSI to acquire and implement the Airship itself (denominated the AeroSphere SA-60); and

          (b)  of  which  $500,000.00  would  be  allocated  to be  paid  to TSI
     exclusive   world-wide   marketing  rights  to  military  and  governmental
     business; and

          (c) of which $1,000.000.00 would be allocated to be paid to the Georgia Tech Research Institute ("GTRI") to integrate surveillance, communication, and advanced technical and ground crew solutions pursuant to the terms of an agreement between TSI and GTRI (the "TSI/GTRI Research Project Agreement").

     The Original TSI Asset Purchase Agreement is an Exhibit to this Form 8-K.

     As part of Original TSI Asset Purchase Agreement, On Alert issued Convertible Debentures to TSI, and the Subscription Agreement with respect to these Convertible Debentures is an Exhibit to this Form 8-K. However, as set forth below, by mutual consent, the Original TSI Asset Purchase Agreement was subsequently modified, the Georgia Tech Research Institute initiative was abandoned, and the Convertible Debentures were never issued, so that the Debentures themselves are not Exhibits to this Form 8-K.

     To close on the Original TSI Asset Purchase Agreement, Cyber Aero was required to pay $500,000.00 in cash; the balance of the purchase price was represented by debt obligations of Cyber Aero to the other Parties.

     The source of cash with which to enable Cyber Aero to close on the Original TSI Asset Purchase Agreement came from loans made by Affiliates in March of 2004. Proxity lent $100,000.00 to On Alert, and Cherokee lent $400,000.00 to On Alert. On Alert thereupon lent $500,000.00 to Cyber Aero.

     To evidence its $100,000.00 obligation to Proxity, On Alert issued its $100,000.00 Convertible Promissory Note to Proxity dated March 13, 2004, and due on or before November 30, 2004. This On Alert-to-Proxity Convertible Note allowed the holder (Proxity) to convert debt into equity of the maker (On Alert) by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

     To re-state its $100,000.00 obligation to Proxity, On Alert issued its Re-Stated $100,000.00 Convertible Promissory Note to Proxity, which was originally dated March 13, 2004, and which was originally due on or before November 30, 2004. The Re-Stated Convertible Promissory Note is dated February 1, 2005, and is due on or before November 25, 2005. Proxity, as Holder, consented to the Re-Statement of this Note.

     This Re-Stated On Alert-to-Proxity Convertible Note allows the holder (Proxity) to convert debt into equity of the maker (On Alert) by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert is now the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

     However, Proxity has not served a Notice of Conversion upon Cyber Defense, as successor maker to On Alert, the original maker.

     Consequently, Cyber Defense is still indebted to Proxity in the amount of $100,000.00 plus interest under the Re-Stated On Alert-to-Proxity Note of February 1, 2005.

     To evidence its $400,000.00 obligation to Cherokee, On Alert issued its $400,000.00 Convertible Promissory Note to Cherokee dated March 13, 2004, and due on or before November 30, 2004.

     This On Alert-to-Cherokee Convertible Note allowed the holder (Cherokee) to convert debt into equity of the maker (On Alert) by receiving 6,750,000 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Cherokee) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Cherokee to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Cherokee upon Cyber Defense. On September 1, 2004, Cherokee served a Notice Of Conversion upon Cyber Defense, and shortly thereafter, Cherokee was issued 6,750,000 shares of the Class A Common Stock of Cyber Defense (Restricted).

     Consequently, Cyber Defense is no longer indebted to Cherokee in the amount of $400,000.00 plus interest under the original On Alert-to-Cherokee Note of March 13th.

     To evidence its $500,000.00 obligation to On Alert, Cyber Aero issued its $500,000.00 Promissory Note to On Alert dated March 10, 2004, and due on or before November 30, 2005.

     This Cyber Aero-to-On Alert Note is not a Convertible Note.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the original holder (On Alert) to receive payment from the maker (Cyber Aero) became the right of Cyber Defense, the subsequent holder, in effect, to receive the payment when due from Cyber Aero.

     Consequently, Cyber Aero is indebted to Cyber Defense in the amount of $500,000.00 by virtue of the original Cyber Aero-to-On Alert Note.

     Additional Affiliate financing was provided in July of 2004, when Cherokee lent $675,000.00 to On Alert, and On Alert thereupon lent $675,000.00 to Cyber Aero.

     To evidence its $675,000.00 obligation to Cherokee, On Alert issued its $675,000.00 Promissory Note to Cherokee dated July 15, 2004, and due on or before November 30, 2005.

     This On Alert-to-Cherokee Note is not a Convertible Note.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the original holder (Cherokee) to receive payment from the maker (On Alert) became the right of Cherokee to receive the payment when due from Cyber Defense, the subsequent maker, in effect.

     Consequently, Cyber Defense is indebted to Cherokee in the amount of $675,000.00 by virtue of the original On Alert-to-Cherokee Note.

         On Alert thereupon lent $675,000.00 to Cyber Aero. To evidence its $675,000.00 obligation to On Alert, Cyber Aero issued its $6750,000.00 Promissory Note to On Alert dated July 15, 2004, and due on or before November 30, 2005.

     This Cyber Aero-to-On Alert Note is not a Convertible Note.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the original holder (On Alert) to receive payment from the maker (Cyber Aero) became the right of Cyber Defense, the subsequent holder, in effect, to receive the payment when due from Cyber Aero.

     Consequently, Cyber Aero is indebted to Cyber Defense in the amount of $675,000.00 by virtue of the original On Alert-to-Cherokee Note.

     The foregoing Instruments are Exhibits to this Form 8-K.

     In June of 2004, the Original TSI Asset Purchase Agreement was amended.

     Preliminarily thereto, TSI had signed an agreement with the Sierra Nevada Corporation ("Sierra Nevada") giving Sierra Nevada the exclusive integration contract for government end users of TSI's airships. The Principals of Sierra Nevada have substantial experience in DoD procurement, and it is anticipated by Management that they will be of great assistance in marketing Airships.

     Accordingly, this amendment was undertaken to adjust the price of the AeroSphere SA-60 which Cyber Aero had agreed to purchase, as follows: Cyber Aero allowed TSI to sell the airship to Sierra Nevada, and Cyber Aero was the designated seller of the airship. The purchase price was $2,700,000.00. Cyber then agreed to order a new 76' airship conditioned upon the specifications being approved by both parties. The sale of the AeroSphere SA-60 was completed, and the specifications of the new airship are still under negotiations, because, as at this date, the future needs of potential clients call for a larger airship to be built.

     The balance due TSI was credited to the original amount owed of $2,200,000 with the differenced credited to the new Airship. On July 15, 2004, an additional $675,000 was paid to TSI as a security deposit for the new airship. In addition, as a result of this re-sale by Cyber Aero, Cyber Aero was relieved on its debt obligations to TSI and GTRI under the Original TSI Asset Purchase Agreement and the TSI/GTRI Research Project Agreement. This new agreement had no material effect on the terms and conditions of the Cyber Aero/TSI marketing agreement.

     The amendment to the Original TSI Asset Purchase Agreement is attached to this Form 8-K as an Exhibit.

     One Airship (the AeroSphere SA-60) has been field-tested on various occasions. Although representatives of DoD were present and expressed interest in utilizing the Airships, no purchase order has yet been received, and the Registrant is unable to predict if one will ever be issued by DoD.

     Nevertheless, in October and December of 2004, Cyber Aero received the sum of $819,000.00 from Integrated Solutions Technology, Inc, a contractor agent for NAVAIR, as reimbursement and compensation for its efforts in participating in these field tests.

     Investors should note that the Airships represent new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be give that it will function in a cost-conscious manner. In addition, the one existing Airship has not been tested in either simulated or real combat conditions. Moreover, the Registrant faces competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

     On as of May 1, 2004, Cyber Aero and TSI entered into a Marketing and Sales Agreement, in which the Parties agreed that in consideration of $500,000.00 paid by Cyber Aero to TSI, Cyber Aero received exclusive global governmental and military marketing rights to TSI's line of Airships. Cyber Aero is to be compensated for its marketing efforts by receiving up to 15% of the Gross Sales Price of each Airship sold, less a 4% commission obligation of TSI to Sales Resources Consulting, Inc., a company owned by Gay Nelsen. Mrs. Nelsen is the wife of Barry Nelsen, who is Vice-President, Government Sales, of the Registrant.

     The May 1, 2004, Marketing and Sales Agreement is an Exhibit to this Form 8-K.

     In addition, Cyber Defense, on behalf of Cyber Aero itself, has filed Patent Application for new airship designs, which Cyber Defense plans to have built under the current agreements existing between TSI and Sierra Nevada.

     Furthermore, the Equipment Purchase Agreements provided that in the event of a decline in Market Capitalization from the contractually agreed-upon amount, additional shares, also subject to registration rights, were to be issued by On Alert, subject to a maximum amount of shares to be so issued based on a floor of Cyber Defense's capitalization representing a maximum 24% decline, and pro-rata for any decline less than the maximum.

     The PSC Equipment Agreement was cancelled by mutual consent in September of 2004, and amendments to Equipment Depot's Equipment Purchase Agreement modified the nature of the Equipment required by Cyber Defense, including ancillary provisions to accommodate such modifications.

     In September of 2004, On Alert paid a total of approximately $232,900.00 to Equipment Depot, less prepaid interest and closing costs, from a loan, which was the source of these funds, made by 9145-6442 Quebec, Inc. ("Quebec"). This loan was evidenced by a Corporate Promissory Note in the amount of $242,216.00, from On Alert to Quebec, and an Inter-creditor Agreement Between On Alert, PSC Equipment, and Quebec, to secure equipment, pay pre-closing costs, make deposits and obtain appraisals on what at the time was to be the specific equipment to be acquired. In October of 2004, the PSC Inter-creditor Agreement was assigned to Equipment Depot by mutual consent.

     Nominal interest is 2% per month, of which ($9,316.00), constituting 60 days of prepaid interest, was retained by Quebec at the Closing of the Loan. Coincident with the date of the receipt by On Alert of equity or loan funds advanced by an institution or fund, or any other source utilized by On Alert for the provision of funds for their incident transaction(s) of which this loan is to be a part, On Alert was to cause to be paid, in the manner designated by Quebec, the full amount of the Principal due on such date, which was anticipated to be ($242,216.00), plus accrued interest on the unpaid balance at the Interest Rate. If the payment to Quebec of $242,216.00 were to occur within 61 days of the date of this note, no accrued interest would be due since On Alert, at funding, had advanced prepaid interest to Quebec representing the first 60 days interest on this loan. After 61 days, any payment so made would include accrued interest calculated from the 62nd day of the date of this Note.

     Since the sum of $242,216,00 was not paid by On Alert within said 61 days, the Registrant, Cyber Defense (which, by virtue of the merger of On Alert into Cyber Defense, assumed this obligation of On Alert) will owe Quebec approximately $13,974.00 in interest as of February 10, 2005.

     In the Event that On Alert were to have been funded from any source in the amount of at least $300,000.00, prior to the funding of any institution or fund, or any other lender or source utilized by On Alert for such purpose, On Alert was to have to repaid the principal, and interest due and payable, if any, within two (2) business days of the receipt of such cleared funds by On Alert.

     Since Cyber Defense (which, by virtue of the merger of On Alert into Cyber Defense, assumed this obligation of On Alert), has not been funded at least $300,000.00 from any source utilized by Cyber Defense, for such purpose, the Note provides for other repayment terms for Cyber Defense to meet its repayment obligation.

     In the event that Equity or loan funds are not advanced by an institution or fund, or any other source utilized by Cyber Defense for the provision of funds for their incident transaction(s) of which this loan is a part, Cyber Defense is to cause to be paid, in the manner designated by Quebec, the full Principal and accrued interest on this Note from the proceeds of its first funding event. Cyber Defense is to immediately notify Quebec in the event that any such institution or fund fails to provide funding to Cyber Defense, and Cyber Defense is to provide Quebec with the identity, timing and other applicable information pertaining to the source of funding for its first funding event that is subsequent to the date of this Note.

     In the event that Equity or loan funds of a first funding event are insufficient to pay the Principal and accrued interest in full, Cyber Defense was to cause to be paid, in the manner described herein as designated by Quebec, the remaining Principal and accrued interest on this Note from the net proceeds of its general revenues. Such payments were to continue until February 18, 2005, at which time the remaining unpaid balance plus accrued interest thereon was to be paid in full by Cyber Defense.

     As security for the performance by Cyber Defense, Mr. Robinson pledged personal assets to secure the loan.

     If Cyber Defense were to enter into a Loan Agreement which would fund in excess of $300,000.00 but which would not permit repayment of the Quebec Note with the loan proceeds, Quebec and Cyber Defense have agreed on a repayment method and schedule to satisfy the Quebec Note, in which one portion of the Note would be repaid beginning in March of 2005 from the general revenues of Cyber Defense, and in which the other portion of the loan would be repaid from the sale of the personal assets pledged by Mr. Robinson and held as collateral by a third party custodian in trust. Such sales of personal assets would be recorded as a loan to Cyber Defense from Mr. Robinson. The terms and conditions of any such loan have not been determined as of this date, but they would be the ordinary and reasonable terms for loans by related parties and would be consistent with other loans to Cyber Defense from related parties.

     Cyber Defense has made application for loans utilizing the Equipment to be purchased as collateral. No definitive disposition has been concluded as of this date, and no assurance can be relied upon that any such loans will be forthcoming.

     Although the pledged collateral shares currently have a market value substantially in excess of the amount due under the Note, inclusive of all anticipated interest, costs and fees, If no such funding is obtained, and if Cyber Defense is unable to repay the Quebec loan, either from general revenues or from the proceeds from the foreclosure sale of the collateral pledged stock,

Quebec would have the right to initiate legal proceedings against Cyber Defense. If Quebec were to prevail and obtain a judgment against Cyber Defense, Quebec would then have the right to attempt to levy on the assets and receivables of Cyber Defense. Any such successful execution and levy would seriously and adversely affect the prospects of Cyber Defense.

     In October of 2004, Equipment Depot increased the scope of its Equipment Purchase Agreement for additional equipment required by Cyber Defense to approximately $5,408,000.00, subject to adjustments at Closing, for the purchase of Equipment with an approximate total Fair Market Appraised Value of $8,100,000, which appraisals were conducted by two separate, unrelated and non-affiliated certified equipment appraisal firms, American Appraisal Associates, Inc., and Sencer Appraisal Associates, Inc., and modified, on February 8, 2005, other provisions of the Agreement to accommodate such increase in Equipment to be purchased.

     The initial cash portion of the Purchase Price, exclusive of payments due at the Closing to third party vendors not affiliated with Equipment Depot, due at the Closing was changed to $393,892.00, of which amount $100,000.00 is to be utilized at the Closing as part of the payment due to third party vendors contracted by the Seller, i.e., Equipment Depot, as their contribution to the increase in purchase price, reducing the amount due to Equipment Depot to $293,892.00.

     The final cash portion of the Purchase Price, exclusive of payments due at the Closing to third party vendors not affiliated with Equipment Depot, was changed to $330,670.00, but $50,000.00 of this amount is to be credited to Cyber Defense to offset $50,000.00 of the Purchase Price payable in cash by Cyber Defense at the Closing of the Purchase, reducing the amount due to Equipment Depot as the final cash portion of the deferred portion of the Purchase price to $280,670.00.

     That portion of the Purchase Price deliverable by the Purchaser, i.e., Cyber Defense, to the Seller, i.e., Equipment Depot, in exempt, or registered shares of the Registrant's Class A Common Stock was changed to 400,000 shares, and that portion of the Purchase Price deliverable by Cyber Defense to Equipment Depot in registrable or exempt shares of Class A Common Stock, was changed to 1,135,000 shares.

     In summary, Cyber Defense would be required to register up to 1,535,000 shares of it Class A Common Stock for re-sale by Equipment Depot.

     The $75,000.00 Subordination Fee, which previously would have been paid to the Seller, is to be utilized at the Closing as part of the payment due to third party vendors contracted by the Seller.

     The cash fee payable to SearchPro Corporation for the fee due relating to the contracted Machine Tool Equipment, and related contracts and disbursements, is to be $40,330.00, payable at the Closing.

     The cash reimbursement payable to Lauderdale Consulting Corporation ("Lauderdale Consulting") for the amounts advanced on behalf of Cyber Defense relating to certain Machine Tool Equipment is to be $37,915.00, calculated through February 8, 2004, payable at the Closing.

     Prior to the merger of On Alert into Cyber Defense, On Alert had received an advance of $5,218.40 from Allstars Marketing, Inc. ("Allstars") to acquire production equipment, and, in that connection, On Alert had agreed to issue 88,000 shares of its Class A Common Stock at a value of $0.0593 per share, which price the Parties determined was fair to both of them, the then current fair market value of unregistered shares of On Alert, in connection therewith to Allstars. Thus, prior to the merger of On Alert into Cyber Defense, Allstars was the holder of 88,000 shares of the Class A Common Stock of On Alert. As a result of the merger of On Alert into Cyber Defense, shares of the Class A Common Stock of On Alert were cancelled and were exchanged for an equal number of shares of the Class A Common Stock of Cyber Defense. Therefore, Allstars is to exchange the 88,000 shares of On Alert it was issued for 88,000 shares the Class A Common Stock of Cyber Defense (Restricted), subject to registration rights. These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense. In that connection, if Cyber Defense is entitled to avail itself of Form S-3, Cyber Defense plans to file a Registration Statement on Form S-3 by March 1, 2005, and in the event that such registration is not deemed effective, or where no other exemption from registration is available to Cyber Defense regarding these shares, then Cyber Defense must file any other applicable Registration Statement to register these shares.

     Allstars also has an option to acquire another 88,000 shares of the Class A Common Stock of Cyber Defense on or before August 9, 2005, at the same price of $0.0593 per share as the first 88,000 shares. Cyber has granted registration rights to Allstars in relation to these shares pursuant to the Registration Rights Agreement it executed August 19, 2004.

     In this connection, Investors should note that the issuance or sales of these securities could have a dilutive effect upon the book value of the Registrant's Class A Common Stock, and could tend to depress the market price. However, if the Registrant can close on and acquire the equipment, it would be carried on the Registrant's books at cost, which, subject to various accounting adjustments, will be approximately $5,450,000.00. Moreover, while the value per share assigned to these securities was arbitrary and bears no resemblance to marker price or intrinsic value, the shares of Cyber Defense have traded on the OTCBB since its merger with E-City and consolidation with On Alert, in an approximate range of low bids of $1.50 in September of 2004,to high bids of $3.26, through February 10, 2005. The closing sale price of Cyber Defense's Class A Common Stock on February 10, 2005, was $4.00 per share.

     In order to obtain the cash with which to close on the equipment, Cyber Defense will have to obtain financing utilizing the Equipment as collateral.
Cyber Defense is pursuing two lines of financing, both of which would also entail borrowing additional money for working capital.

     The cost to Cyber Defense of the Equipment, and of the services relating to the Equipment, including the purchase price, expenses, fees, and closing costs to Equipment Depot and SearchPro, which will receive $ 45,330.00 in cash at the Closing, will be approximately $5,525,300.00.

     In both scenarios, the purchase price of the Equipment, that is, approximately $5,525,300.00 (said figure being subject to non-material adjustments at Closing), would remain the same, but the cash necessary to close would be different, as would the number of shares of its Class A Common that Cyber Defense would deliver to Equipment Depot, the Seller.

     Under what may be termed "Option 1", Cyber Defense would borrow approximately $1,450,000.00. From these loan proceeds, approximately $920,300.00 would be used as cash to close, and the balance would be used as working capital. Under Option 1, Cyber Defense would satisfy the balance due to the Seller by delivering 1,535,000 shares (approximately $4,325,000.00) of its Class A Common Stock (subject to Registration rights) to the Seller at the Closing, and, thereafter, by paying the Seller an additional $280,000.00, which sum would be deferred and paid from anticipated sales of Cyber Defense's manufactured products.

     Under what may be termed "Option 2", Cyber Defense would borrow approximately $2,800,000.00. From these loan proceeds, approximately $1,738,000.00 would be used as cash to close, and the balance would be used as working capital. Under Option 2, Cyber Defense would satisfy the balance due to the Seller by delivering 1,169,100 shares (approximately $3,507,300.00) of its Class A Common Stock (subject to Registration rights) to the Seller at the Closing, and, thereafter, by paying the Seller an additional $280,000.00, which sum would be deferred and paid from anticipated sales of Cyber Defense's manufactured products.

     In summary, the cost to Cyber Defense of the Equipment, and of the services relating to the Equipment, including the purchase price, expenses, fees, and closing costs to Equipment Depot and SearchPro, will be approximately $5,525,300.00, subject to adjustments at Closing.

     Cyber Defense has already paid $78,900.00 in deposits applied against the Purchase Price of the Equipment, plus approximately $13,000.00 in additional deposits accrued by vendors, but unpaid by Cyber Defense. This $13,000.00 is part of the Purchase price of the Equipment, and does not represent additional cost.

     Cyber Defense has made application for loans utilizing the Equipment to be purchased as collateral. In addition, such financing, using the Equipment as collateral, is also being pursued in connection with Cyber Defense's obligations to repay Quebec. However, no definitive disposition has been concluded as of this date, and no assurance can be, or is given, that any such loans will be forthcoming.

     Neither Equipment Depot, SearchPro, Lauderdale Consulting, nor Allstars is an Affiliate of the Registrant.

     The Equipment Purchase Agreements, as amended, are an Exhibit to this Form 8-K, and Investors are urged to study them carefully.

Business Operations of Cyber Defense - Distributorships

     In addition to direct sales, Cyber Defense plans on selling its line of UAV's through agreements with exclusive and non-exclusive distributorships both in the U.S. and abroad. It is hoped that annual distributorship agreements will include commitments by the dealers to purchase 10 units (two upfront) for non-exclusive territories to purchasing as many as 100 units for exclusive territories. Cyber Defense will provide protection for territory owners as well as product marketing/sales training. Exclusive International dealerships and reseller agreements will also be available.

Business Operations of Cyber Defense - Reseller Arena

     At the time of the acquisition by On Alert of its controlling position in E-City, it was contemplated by Management of On Alert that the E-City computer mapping technology could be put to a different use. To that end, On Alert was originally organized in March of 2003 to engage in the marketing of the "On Alert Gunshot Detection System" (TM) ("GDS") being developed by Synchros Technologies, Inc. ("Synchros").

     As a Result of the Merger of On Alert into the Registrant, the Registrant is now the sub-licensee (from Proxity, the licensor) of the On Alert Gunshot Detection System.

     The original exclusive marketing and distribution rights were obtained from Synchros by Proxity. Proxity paid $40,000.00 to obtain the gun shot license for a period of 15 years from Synchros, and Proxity was to receive 50% of the profits from sales. After organizing On Alert, Proxity sub-licensed the technology to On Alert. In consideration, (i) On Alert agreed to pay $300,000.00 to Proxity and to assume all costs relating to the research and development completed to date, and (ii) Proxity purchased 16,000,000 (and, subsequently, an additional 2,750,000) shares of the Common Stock of On Alert for Par Value, i.e., for a total of $18,750.00.

     In September of 2003, the arrangement between Synchros and On Alert was modified to reduce the terms and conditions. Management does not deem the modification of this license to be a material event. This is so, because at present, Synchro is a dormant company, and Management has neither the funds, nor any concrete plans to actively pursue the matter. Furthermore, commercial development of the On Alert Gunshot Detection System" (TM) ("GDS") technology would require commitment of significant resources not presently available to the Registrant.

     As noted above,Cyber Defense has re-seller arrangements with Trapterc. Traptec is involved in developing systems that use acoustical and ultrasonic means to sense and evaluate activity pertinent to law enforcement, security, and defense industries. These systems are specifically tailored to identify the acoustical and ultrasonic signatures of weapons discharge, bombs, explosions, spray cans, tire leaks, intrusion sounds, and voice-initiated alarms. Once identified, it is the intent that the system will promptly reports event details to appropriate personnel through dynamic links to the Internet, global positioning systems, pagers, cell phones, or other surveillance and communications equipment.

     On November 10, 2003, On Alert entered in to an agreement with Traptec (the "Original Traptec Licensing Agreement") pursuant to which On Alert licensed to the Traptec the right to market certain technology related to gunshot detection. As a result of the merger of On Alert into the Registrant, Cyber Defense is now a party to the Original Traptec Licensing Agreement. Susewuently, the Parties modified the Original Traptec Licensing Agreement to grant to On Alert the right to represent Traptec as a marketing representative of Traptec to market certain products under Traptec's distributorship agreement with World Wide Eyes, LLC. Subsequently, the Original Traptec Licensing Agreement was amended to extend its term and to modify the fees required to be paid by On Alert to Traptec.

The Traptec Agreements are Exhibits to this Form 8-K.

     Nevertheless, investors should be warned that the gun-shot technology represents new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be give, or is given, that it will function in a cost-conscious manner, if at all, in the uses for which it is designed. In that connection, none of the Registrant's products has been tested in either simulated or real combat conditions.

     Furthermore, the Registrant faces competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

     Therefore, Investors are warned that investment in the securities of the Registrant involves a high degree of risk, and such an investment should be made only by persons who can afford a complete loss of their investment.

Business Operations of Cyber Defense - Employee and Director Compensation

     During January of 2005, the Registrant entered into Employment Agreements with the following persons pursuant to which each has the right, under terms and conditions set forth in the Agreements, to be issued the following amount of the Class A Common Stock, Par Value $0.001 per share:

           Name                   Number of Shares
--------------------              ----------------
 James Alman                          50,000
 Andrea Fachinetti                    25,000
 Barry Nelsen                         40,000
 William C. Robinson                 250,000
 Jaffrey Stephens                     25,000

The Employment Agreements are Exhibits to this Form 8-K.

     Furthermore, beginning in 2005, the Registrant will pay each Director an Attendance Fee of $1,000.00, plus reasonable travel expenses, for each Director's Meeting attended. In addition, the Registrant, will, at the end of 2005, and yearly thereafter, begin paying each then-incumbent Director an additional yearly Honorarium of 25,000 shares of the Registrant's Class A Common Stock (Restricted).


SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

     Pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as set forth in a Form 8-K filed on September 16, 2004, the Registrant, namely, Cyber Defense, became the successor registrant to E-City.

     Therefore, disclosure will be made of Unregistered Sales of Equity Securities by the predecessor Registrant (E-City) of its securities as set forth in various filings made by E-City with the Commission.

     Between May 12, 2000, and August 1, 2000, E-City sold 9,830,000 shares of Common Stock. There was no public offering of the shares. The duration of the offering period was May 12, 2000, to August 1, 2000, at a price per share of par value of $0.0001 per share, for total offering proceeds to E-City of $491.50. These issuances were exempt from registration under the Securities Act in accordance with Regulation D, promulgated under Rule 505 of the Securities Act. These shares were issued to officers, directors and affiliates of E-City, as well as a limited number of donees of officer and director Anis Jessa. A total of 51 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to acquaintances and business associates of the officers and directors of E-City. These 51 offers resulted in total sales of 9,830,000 shares to 50 shareholders of record. Of the 50 sales that took place, 30 sales were made to unaccredited, non-affiliate investors. Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information: (i) the information required to be furnished in Part I of Form SB-2 under the Securities Act; (ii) the information required by Item 310 of Regulation S-B; (iii) the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; (iv) written disclosure regarding the limitations and restrictions on resale of the securities.

     E-City Officer and director Robin Moulder purchased 40,000 shares of Common Stock at $0.0001 per share on August 1, 2000, in the above-mentioned private placement. E-City Officer and Director Sal Devji purchased 400,000 shares of Common Stock at $0.0001 per share on August 1, 2000, in the above mentioned private placement. E-City Officer Susan Polmar purchased 10,000 shares of Common Stock at $0.0001 per share on August 1, 2000, in the above mentioned private placement.

     On February 1, 2001, Salim Devji resigned as an officer, director and employee of E-City. As part of his settlement and severance package, Mr. Devji agreed to transfer 350,000 of his common shares of E-City to Anis Jessa.

     On August 15, 2000, E-City issued to Butterfly  Software,  a related party, accredited investor who had access to information regarding E-City, 100,000 shares of Common Stock in exchange for the purchase of 100% of the issued and outstanding stock of Butterfly Software. This issuance was exempt from registration under the Securities Act in accordance with Regulation D, promulgated under Rule 505 of the Securities Act.

     E-City sold 130,000 shares of Common Stock on January 25, 2002, and 70,000 shares of Common Stock on January 31, 2002, to a total number of 9 investors. There was no public offering of the shares. The duration of the offering period was January 25, 2002, to January 31, 2002. The sales price for the shares was determined by the then current trading price of E-City at the time the shares were purchased of $2.00 and $0.86 per share respectively, for total offering proceeds to E-City of $323,505.00. The issuance of these shares removed advances and notes totaling $320,000.00, and accrued interest of $3,505.00 owing to various shareholders. These issuances were exempt from registration under the Securities Act in accordance with Regulation D, promulgated under Rule 505 of the Securities Act.

     These shares were issued to existing shareholders of E-City. A total of 9 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to current shareholders of E-City. These 9 offers resulted in total sakes of 200,000 shares to 9 shareholders of record. Of the 9 sales that took place, 5 sales were made to unaccredited, non-affiliate investors. Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information: (i) the information required to be furnished in Part I of Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act");
(ii) the information required by Item 310 of Regulation S-B; (iii) the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; (iv) written disclosure regarding the limitations and restrictions on resale of the securities.

     On May 23, 2003, E-City entered into a settlement agreement with Cityscape to release and absolve all parties from any commitments generated from a prior software license agreement. As consideration for this agreement, E-City agreed to pay Cityscape $40,000.00.

     On May 23, 2003, E-City entered into a strategic alliance agreement with On Alert. E-City and On Alert also agreed to cooperate with each other to enhance the mutual possibilities of sales relating to On Alert's exclusive marketing and distribution agreement for the On Alert GDS(TM) gunshot detection system and E-City's computer mapping markets. As part of this agreement, E-City agreed to sell On Alert 35,000,000 shares of Common Stock for the payment of the $40,000.00 liability discussed above to Cityscape.

     E-City has relied on Regulation D, promulgated under Rule 505 of the Securities Act, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of E-City. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for E-City. In addition, each was granted physical access to E-City's facilities for inspection. Transactions by E-City involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. E-City has made its own independent determination, based on its own investigation as to whether each person is (i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and
(iii) aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of E-City has been instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

     In August of 2004, in partial satisfaction of debt in the amount of $128,795.00 (not including interest) owed by E-City to On Alert, E-City issued and delivered 4,870,000 shares of its Common Stock to and in the name of On Alert, and the debt was reduced by $48,700.00. This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. On Alert was an Affiliate of E-City, with intimate knowledge of the affairs of E-City, so that On Alert had actual knowledge of all material information concerning E-City.The Securities received by On Alert were restricted, and the Certificate evidencing the shares was marked with a Restrictive Legend.

     Therefore, at this point in time, On Alert owned at total of 39,870,000 shares of Common Stock of E-City.

     Thereafter, On Alert acquired an additional 130,001 shares of E-City on the open market, bringing its holding of E-City to 40,000,001 shares.

     Subsequently, On Alert was merged into its Parent, i.e., Cyber Defense, the Registrant. The result of this merger was that the assets and liabilities and rights and obligations of On Alert, as matter of law, became the assets and liabilities and rights and obligations of Cyber Defense. More specifically, the 40,000,001 shares of E-City previously owned by On Alert became an asset of the Registrant.

     Subsequently, on September 1, 2004, pursuant to a merger between E-City and the Registrant, (a) 40,000,001 shares of E-City owned by the Registrant were canceled, and (b) for each 30 shares of the Common Stock of E-City owned by them before the merger, the remaining shareholders of E-City received 1 share of the Class A Common Stock of the Registrant after the merger. Thus, pursuant to and after the merger, those persons received a total of 333,333 shares of the Class A Common Stock, Par Value $0.001 per share, of the Registrant.

     Inasmuch as the Registrant owned in excess of 80% of the Issued and Outstanding Common Stock of E-City before the merger, this was a "short-form" merger and did not require the consent of the shareholders of either E-City or of the Registrant, and this issuance was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 3(a) (9) and Rule 12g-3 of the Exchange Act.

     As set forth in the part of this Form 8-K entitled Section 1 - Registrant's Business and Operations - Design and Development of the Registrant's Airships, the source of cash with which to enable Cyber Aero to close on the Original TSI Asset Purchase Agreement came from loans made by Affiliates in March of 2004. Proxity lent $100,000.00 to On Alert, and Cherokee lent $400,000.00 to On Alert. On Alert thereupon lent $500,000.00 to Cyber Aero. Certain of these instruments were Convertible Notes.

     To evidence its $100,000.00 obligation to Proxity, On Alert issued its $100,000.00 Convertible Promissory Note to Proxity dated March 13, 2004, and due on or before November 30, 2004. This On Alert-to-Proxity Convertible Note allowed the holder (Proxity) to convert debt into equity of the maker (On Alert) by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

     To re-state its $100,000.00 obligation to Proxity, On Alert issued its Re-Stated $100,000.00 Convertible Promissory Note to Proxity, which was originally dated March 13, 2004, and which was originally due on or before November 30, 2004. The Re-Stated Convertible Promissory Note is dated February 1, 2005, and is due on or before November 25, 2005. Proxity, as Holder, consented to the Re-Statement of this Note.

     This Re-Stated On Alert-to-Proxity Convertible Note allows the holder (Proxity) to convert debt into equity of the maker (On Alert) by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert is now the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

     However, Proxity has not served a Notice of Conversion upon Cyber Defense, as successor maker to On Alert, the original maker.

     To evidence its $400,000.00 obligation to Cherokee, On Alert issued its $400,000.00 Convertible Promissory Note to Cherokee dated March 13, 2004, and due on or before November 30, 2004.

     This On Alert-to-Cherokee Convertible Note allowed the holder (Cherokee) to convert debt into equity of the maker (On Alert) by receiving 6,750,000 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

     As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Cherokee) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Cherokee to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Cherokee upon Cyber Defense. On September 1, 2004, Cherokee served a Notice Of Conversion upon Cyber Defense, and shortly thereafter, Cherokee was issued 6,750,000 shares of the Class A Common Stock of Cyber Defense (Restricted).

     These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. Proxity and Cherokee were Affiliates of the Registrant, with intimate knowledge of the affairs of the Registrant, so that these Affiliates had actual knowledge of all material information concerning each others affairs. The Securities received by these Affiliates were restricted, and the Certificate evidencing the shares was marked with a Restrictive Legend.

     The Registrant has entered into a series of agreements with various entities to acquire certain equipment. In that connection, Cyber Defense has agreed to register up to 1,535,000 shares of it Class A Common Stock for re-sale by Equipment Depot. These shares have not yet been issued.

     Prior to the merger of On Alert into Cyber Defense, On Alert had received an advance of $5,218.40 from Allstars Marketing, Inc. ("Allstars") to acquire production equipment, and, in that connection, On Alert had agreed to issue 88,000 shares of its Class A Common Stock at a value of $0.0593 per share, which price the Parties determined was fair to both of them, the then current fair market value of unregistered shares of On Alert, in connection therewith to Allstars. Thus, prior to the merger of On Alert into Cyber Defense, Allstars was the holder of 88,000 shares of the Class A Common Stock of On Alert. As a result of the merger of On Alert into Cyber Defense, shares of the Class A Common Stock of On Alert were cancelled and were exchanged for an equal number of shares of the Class A Common Stock of Cyber Defense. Therefore, Allstars is to exchange the 88,000 shares of On Alert it was issued for 88,000 shares the Class A Common Stock of Cyber Defense (Restricted), subject to registration rights. These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense. In that connection, if Cyber Defense is entitled to avail itself of Form S-3, Cyber Defense plans to file a Registration Statement on Form S-3 by March 1, 2005, and in the event that such registration is not deemed effective, or where no other exemption from registration is available to Cyber Defense regarding these shares, then Cyber Defense must file any other applicable Registration Statement to register these shares.

     Allstars also has an option to acquire another 88,000 shares of the Class A Common Stock of Cyber Defense on or before August 9, 2005, at the same price of $0.0593 per share as the first 88,000 shares. Cyber has granted registration rights to Allstars in relation to these shares pursuant to the Registration Rights Agreement it executed August 19, 2004.

     These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense. In that connection, if Cyber Defense is entitled to avail itself of Form S-3, Cyber Defense plans to file a Registration Statement on Form S-3 by March 1, 2005, and in the event that such registration is not deemed effective, or where no other exemption from registration is available to Cyber Defense regarding these shares, then Cyber Defense must file any other applicable Registration Statement to register these shares.

     Allstars also has an option to acquire another 88,000 shares of the Class A Common Stock of Cyber Defense on or before August 9, 2005, at the same price of $0.0593 per share as the first 88,000 shares. Cyber has granted registration rights to Allstars in relation to these shares pursuant to the Registration Rights Agreement it executed August 19, 2004.

     These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The Principal of Allstars has substantial investment knowledge and experience; he was provided with all material information concerning the affairs of On Alert and Cyber Defense; he was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies; and he was granted physical access to their facilities for inspection.

     During January of 2005, the Registrant entered into employment agreements with the following persons pursuant to which each has the right, under terms and conditions set forth in the agreements, to be issued the following amount of the Class A Common Stock, Par Value $0.001 per share:

   Name                                   Number of Shares
-----------------------------           ---------------------
  James Alman                                  50,000
  Andrea Fachinetti                            25,000
  Barry Nelsen                                 40,000
  William C. Robinson                         250,000
  Jaffrey Stephens                             25,000


     These issuances of securities of Cyber Defense are non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The recipients are employees of the Registrant, each was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each had physical access to the facilities for inspection. The Securities of the Registrant to be received by these employees are restricted, and the Certificates evidencing the shares will be marked with a Restrictive Legend.

     Beginning February 1, 2005, the Registrant will pay each Director an Attendance Fee of $1,000.00, plus reasonable travel expenses, for each Director's Meeting attended. In addition, the Registrant, will, at the end of 2005, and yearly thereafter, begin paying each then-incumbent Director an additional yearly Honorarium of 25,000 shares of the Registrant's Class A Common Stock (Restricted).

     These issuances of securities of Cyber Defense will be non-public in nature, and will be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The recipients are Directors of the Registrant, with intimate knowledge of the affairs of the
Registrant of the Registrant; each has the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each has physical access to the facilities for inspection. The Securities of the Registrant to be received by these Directors are restricted, and the Certificates evidencing the shares will be marked with a Restrictive Legend. .


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

     Cyber Defense is the Successor Registrant to E-City Software, Inc. ("E-City") pursuant to a change of domicile merger which became effective on September 1, 2004. This change of domicile merger was preceded by another merger by means of which an entity known as On Alert Systems, Inc. ("On Alert") was also merged into Cyber Defense. Both of these mergers were taken pursuant to the "short-form" merger laws which allow a parent to merge a subsidiary into itself without having to obtain shareholder consent.

     The change of domicile merger was a two-step transaction. First, Management organized Cyber Defense as a Florida corporation, and, thereafter, On Alert was merged into Cyber Defense. Second, following this first merger, E-City was merged into Cyber Defense.

     The result of this first merger was that the assets and liabilities and rights and obligations of On Alert, as matter of law, became the assets and liabilities and rights and obligations of Cyber Defense. More specifically, the Airship operations of On Alert and the ballistic event detection operations of On Alert were consolidated in Cyber Defense.

     Thus, two separate, but interrelated businesses were integrated under one roof.

     In addition, (a) since Proxity owned 18,750,000 and Cherokee Raiders owned 6,750,000 shares of On Alert before the merger, then, as a result of the merger, Proxity and Cherokee surrendered those 25,500,000 shares of On Alert, those shares were canceled, and, in exchange, Proxity and Cherokee received 25,500,000 newly issued shares of Class A Common Stock of Cyber Defense Systems, Inc.; (b) since Cherokee owned 150,000 shares of Class B Common Stock of On Alert (with the right to vote 1000 shares for each one share owned) before the merger, then, as a result of the merger, Cherokee surrendered those 150,000 shares of On Alert, those shares were canceled, and, in exchange, Cherokee received 150,000 newly issued shares of Class B Common Stock of Cyber Defense (which now also have the same right to vote 1000 shares for each one share owned); and (c) since On Alert itself owned 40,000,001 shares of E-City before the merger, this block of E-City stock, as a result of the merger, now belonged to Cyber Defense Systems, Inc., thus making E-City an 80% subsidiary of Cyber Defense. Basically, then, Proxity and Cherokee (as the holder of stock with "super voting" rights) would control Cyber Defense.

     The next step in the process entailed the merger of E-City into Cyber Defense pursuant to the "short-form" merger laws. A "short-form" merger allows a parent (such as Cyber Defense) to merge a subsidiary (such as E-City) into itself without having to obtain shareholder consent. As explained above, since Cyber Defense owned 40,000,001,or in excess of 80% of the number of Issued and Outstanding shares of E-City after the first merger, Cyber Defense was able to avail itself of the "short-form" merger statutes and merge E-City into itself without having to incur substantial legal fees by soliciting proxies.

     In the (second) change of domicile merger between E-City and Cyber Defense,
(a) the 40,000,001  shares of E-City owned by Cyber Defense were  canceled,  and
(b) for each 30 shares of the Common Stock of the "old" Nevada company (i.e., E-City) owned by them before the merger, the remaining shareholders of E-City received 1 share of the Class A Common Stock of the "new" Florida company ( i.e., Cyber Defense) after the merger. Thus, pursuant to and after the merger, those persons received (after "rounding-up" by the Registrant's Transfer Agent of 229 shares) a total of 333,562 shares of the "new" Florida Company. (i.e., Cyber Defense). Since there were 25,500,000 shares of the Class A Common Stock of Cyber Defense Issued and Outstanding and held by Affiliates (Proxity - 18,750,000 shares) and (Cherokee - 6,750,000 shares) - all of which shares are Restricted - this means that after the second merger, the number of Issued and Outstanding shares of the Class A Common Stock of the "new" Florida companies Issued and Outstanding shares of Class A Common Stock consisted of 25,921,562 shares including the 88,000 shares of Class Common Stock subsequently issued to Allstars, as at February 12, 2005.

     In addition, Cherokee Raiders, L.P, continues to own 150,000 shares of Class B Common Stock of Cyber Defense, with multiple voting rights. However, these shares are also Restricted.

     Finally, since Cyber Aerospace has shareholders other than On Alert, those persons continue to own shares in Cyber Defense, Cyber Aerospace continues to be a separate company, and, via the first merger, Cyber Defense has been substituted for On Alert as the majority shareholder of Cyber Aerospace.


Item 5.03 Amendments to Articles of Incorporation or ByLaws; Changes in Fiscal Year.

Amendments to Articles of Incorporation

     On September 16, 2004, Cyber Defense Systems, Inc. (the "Registrant " or "Cyber Defense"), filed a Form 8-K (the "Original Form 8-K") stating as follows:

     As at September 1, 2004, the Registrant's capital structure consists of:

                                      * * *

         (c) 2 shares of Class C Common Stock, Par Value $0.001per share, of which 150,000 shares are issued and outstanding, with the holders of the Class C having one vote per share; and

                                      * * *
                                                           [Emphasis added.]

     The statement that 150,000 shares of the Class C were Issued and Outstanding was a typographical error in the Original Form 8-K. Sub-paragraph
(c), above, should have read as follows:

         (c) 2 shares of Class C Common Stock, Par Value $0.001per share, of which 2 shares are issued and outstanding, with the holders of the Class C having one vote per share; and

Changes in Fiscal Year.

     While the fiscal year of E-City, the predecessor Registrant, ended on March 31, the fiscal year of Cyber Defense, the Successor Registrant, now ends on December 31.


SECTION 9 FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

     (a) Financial Statements of businesses acquired.

Consolidated Balance Sheet of On Alert Systems, Inc. and Subsidiary as of December 31, 2003, and the related Consolidated Statements of Operations, Stockholders' Deficit and Cash Flows for the Period March 17, 2003 (date of inception) to December 31, 2003, starts on Page F-1.

     (b) Pro forma financial information.

     Not applicable.

     (c) Exhibits.

Exhibit
Number                  Description Of Exhibit
---------------     --------------------------------------------------

3.(i)           *   Articles of Incorporation of Cyber Defense Systems, Inc.

10.1(a)         *   Original Traptec  Licensing  Agreement  between On Alert and the Traptec Corporation, dated November 10, 2003, with subsequent modifications.

10.1(b)         *   First Modification to Traptec Licensing Agreement

10.1(c)         *   Second Modification Traptec Licensing Agreement

10.2(a)         *   Asset Purchase Agreement Between Cyber Aero And James Alman,
                    Dated March 5, 2004.

10.2(b)         *   Amendment Dated January _11th , 2005 To Alman Asset Purchase
                    Agreement Dated March 5, 2004.

10.3            *   Original TSI Asset Purchase Agreement between Cyber Aero and
                    Techsphere Systems International, LLC, dated as of March 10,
                    2004 with addendum.

10.4            *   Marketing   and  Sales   Agreement   between  On  Alert  and
                    Techsphere Systems International, LLC, dated May 1, 2004.

10.5            *   Modification  Of The Original TSI Asset  Purchase  Agreement
                    Between  Cyber Aero And  Techsphere  Systems  International,
                    Llc, Dated June 15, 2004.

10.6(a)         *   Equipment Purchase Agreement between On Alert Systems,  Inc, and Equipment  Depot,  Inc.,  dated as of May 31, 2004, with
                    Addendums And Subordination Agreement.

10.6(a)(1)      *   Addendum  dated June 30,  2004,  to the  Equipment  Purchase
                    Agreement  between  On Alert  Systems,  Inc,  and  Equipment
                    Depot, Inc., dated as of May 31, 2004.

10.6(a)(2)      *   Amendment #1 Of August 6, 2004,  To The Addendum  Dated June
                    30th , 2004.

10.6(a)(3)      *   Addendum Dated September 28, 2004, to the Equipment Purchase
                    Agreement  between  On Alert  Systems,  Inc,  and  Equipment
                    Depot, Inc., dated as of May 31, 2004.

10.6(a)(4)      *   Amendment Dated February 8, 2005, to the Equipment  Purchase
                    Agreement  between  On Alert  Systems,  Inc,  and  Equipment
                    Depot, Inc., dated as of May 31, 2004.

10.6(b)         *   Money Purchase  Contract between On Alert Systems,  Inc, and
                    Equipment Depot, Inc., dated as of May 31, 2004.

10.6(b)(1)      *   Addendum  Dated July 28, 2004,  to Money  Purchase  Contract
                    dated May 31, 2004.

10.6(c)         *   Registration Rights Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004.

10.7(a)         *   Stock Purchase Agreement Between On Alert Systems.  Inc. And
                    Allstars Marketing, Inc., Dated As Of August 19, 2004.

10.7(a)(1)      *   Amendment  #1 Dated  August 30,  2004 To The Stock  Purchase
                    Agreement  Between On Alert and  Allstars  Marketing,  Inc.,
                    Dated August 19, 2004.

10.7(a)(2)      *   Amendment #2 Dated  September 28, 2004 To The Stock Purchase
                    Agreement  Between On Alert And Cyber  Defense And Allstars,
                    Dated As Of August 19, 2004.

10.7(a)(3)      *   Amendment #3 Dated  February 8, 2005, To The Stock  Purchase
                    Agreement  Between On Alert And Cyber  Defense And Allstars,
                    Dated As Of August 19, 2004.

10.7(b)         *   Registration Rights Agreement Between On Alert Systems. Inc.
                    And Allstars Marketing, Inc., Dated As Of August 19, 2004.

10.8(a)         *   $242,216.00  Corporate  Promissory  Note  From On  Alert  To
                    9145-6442 Quebec, Inc.

10.8(a)(1)      *   Addendum  dated  February 9, 2005,  to the Note Dated August
                    23, 2004.

10.8(b)         *   Assignment of Loan Proceeds.

10.8(c)         *   Assignment of Funding Proceeds to Repay Loan.

10.8(d)         *   Intercreditor  Agreement Between On Alert,  Equipment Depot,
                    Inc. And 9145-6442 Quebec, Inc., Dated September 21, 2004.

10.9            *   Plan of Merger  between On Alert and Cyber Defense  Systems, dated August 24, 2004.

10.10           *   Plan of Merger  between On Alert Cyber and E-City  Software,
                    Inc., dated August 24, 2004.

10.11(a)        *   $100,000.00  Corporate Promissory Note from On Alert (Maker)
                    to Proxity (Holder) dated March 13, 2004; due on or before November 30, 2004. -

10.11(b)        *   Re-stated  $100,000.00  Corporate  Promissory  Note  from On
                    Alert (Maker) to Proxity  (Holder) - Originally  dated March
                    13,  2004;  due on or before  November  30, 2004 - Now dated
                    February 1, 2005, and due November 30, 2005.

10.12           *   $500,000.00   Corporate  Promissory  Note  from  Cyber  Aero
                    (Maker) to On Alert (Holder) dated March 10, 2004; due on or before November 30, 2005.

10.13           *   Notice of  Conversion  dated  September  1,  2004.  Cherokee
                    (Holder)  elects  to be  issued  6,750,000  shares of Common
                    Stock of On Alert (Maker) in satisfaction of $400.000.00 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $400,425.00.

10.14           *   $400,000.00  Corporate Promissory Note from On Alert (Maker)
                    to Cherokee (Holder) dated March 13, 2004; due on or before November 30, 2004.

10.15           *   $675,000.00  Corporate Promissory Note from On Alert (Maker)
                    to Cherokee (Holder) dated July 15, 2004; due on or before November 30, 2005.

10.16           *   $675,000.00   Corporate  Promissory  Note  from  Cyber  Aero
                    (Maker) to On Alert (Holder) Dated July 15, 2004; due on or before November 30, 2005.

10.17           *   $374,169.30  Corporate Promissory Note from On Alert (Maker)
                    to Proxity (Holder) dated March 13, 2004; due on or before November 30, 2004.

10.18           *   Notice of Conversion dated April 12, 2003.  Proxity (Holder)
                    elects to be issued  18,750,000 shares of Common Stock of On
                    Alert  (Maker)  in   satisfaction   of  $18,750.00  in  debt
                    evidenced by Convertible  Corporate  Promissory Note from On
                    Alert in the amount of $18,750.00.

10.19           *   $194,200.00  Corporate Promissory Note from On Alert (Maker)
                    to Cherokee (Holder) dated September 28, 2004; due on or before November 30, 2005.

10.20(a)        *   Employment Agreement Between Cyber Defense And James Alman.

10.20(b)        *   Employment   Agreement  Between  Cyber  Defense  And  Andrea
                    Facchinetti.

10.20(c)        *   Employment Agreement Between Cyber Defense And Barry Nelsen.

10.20(d)        *   Employment  Agreement  Between  Cyber Defense And William C.
                    Robinson.

10.20(e)        *   Employment  Agreement  Between  Cyber  Defense  And  Jaffray
                    Stephens.

10.21           *   $110,000.00  Corporate Promissory Note from Cyber Defense to
                    Joseph Theismann dated December 10, 2004; due on or before February 28, 2005.

10.22           *   Agreement  Between  Cyber Defense and Cyber Aero and Brayton
                    Energy, LLC, dated September 27, 2004.

------------------------
* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Cyber Defense Systems, Inc.

By:  /s/ William C. Robinson
---------------------------------
Name:    William C. Robinson
Title:   Chief Executive Officer

Dated: February __, 2004

                     ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                         (A Development Stage Company)


TABLE OF CONTENTS

Report of Independent Certified Public Accountants                           F-2

Consolidated Balance Sheet as of December 31, 2003                           F-3

Consolidated Statement of Operations for the Period from March 17,
         2003 (Date of Inception) through December 31, 2003                  F-4

Consolidated Statement of Stockholders' Deficit for the Period from
    March 17, 2003 (Date of Inception) through December 31, 2003             F-5

Consolidated Statement of Cash Flows for the Period from March 17,
    2003 (Date of Inception) through December 31, 2003                       F-6

Notes to Consolidated Financial Statements                                   F-7

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
On Alert Systems, Inc.


We have audited the consolidated balance sheet of On Alert Systems, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period March 17, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of On Alert Systems, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the period March 17, 2003 (date of inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in developing technology related to airborne national defense systems. As discussed in Note 1 to the financial statements, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Hansen, Barnett & Maxwell
HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 8, 2004

                     ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                         (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2003

                                ASSETS
Current Assets
Cash                                                                  $          319
------------------------------------------------------------------------------------
Total Current Assets                                                             319
------------------------------------------------------------------------------------

Property and equipment, net of accumulated depreciation of $29,513.           14,278

Distribution licenses, net of accumulated amortization of $14,494.            39,406
------------------------------------------------------------------------------------
Total Assets                                                          $       54,003
------------------------------------------------------------------------------------

                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable                                                      $       95,056
Accounts payable - related party                                             184,506
Assumed debt of subsidiary                                                    98,972
Other accrued expenses                                                        11,787
Notes payable to related parties                                             128,177
------------------------------------------------------------------------------------
Total Current Liabilities                                             $      518,498
------------------------------------------------------------------------------------

Minority Interest in Subsidiary                                                    -

Stockholders' Deficit

Capital stock class A, par value $.001,  200,000,000 share
  authorized, 18,750,000 shares issued                                        18,750
Capital stock class B, par value $.001,  200,000,000 share
  authorized, zero shares issued                                                   -
Deficit accumulated during the development stage                            (476,705)
Accumulated other comprehensive loss                                          (6,540)
------------------------------------------------------------------------------------
Total Stockholders' Deficit                                                 (464,495)
------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                           $       54,003
------------------------------------------------------------------------------------




   The accompanying notes are an integral part of these financial statements.

                     ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                         (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                   For the period from
                                                                     March 17, 2003
                                                                   (date of inception)
                                                                         through
                                                                    December 31, 2003
--------------------------------------------------------------------------------------
Revenue                                                             $                -
--------------------------------------------------------------------------------------

Operating Expenses
General and administrative                                                     372,609

--------------------------------------------------------------------------------------
Total Operating Expenses                                                       372,609
--------------------------------------------------------------------------------------
Loss from Operations                                                          (372,609)
--------------------------------------------------------------------------------------

Other Income (Expense)
Interest income                                                                  3,692
Interest expense                                                               (9,292)
Gain on forgiveness of debt                                                     22,807
Impairment of goodwill                                                        (121,303)
--------------------------------------------------------------------------------------

Net Loss                                                            $         (476,705)
--------------------------------------------------------------------------------------

Basic and Diluted Loss Per Share                                    $            (0.03)
--------------------------------------------------------------------------------------

Weighted Average Common Shares Outstanding                                  18,750,000
--------------------------------------------------------------------------------------












   The accompanying notes are an integral part of these financial statements.

                     ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                         (A Development Stage Company)
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                       For the Period From March 17, 2003
                 (Date of Inception) Through December 31, 2003



                                                                           Deficit
                                                  Common Stock           Accumulated       Accumulated
                                                Shares     Amount         During the          Other               Total
                                                                         Development      Comprehensive       Stockholders'
                                                                            Stage             Loss               Deficit
---------------------------------------------------------------------------------------------------------------------------
Balance at March 17, 2003                            -     $      -      $         -      $           -       $           -
(Date of Inception)

Sale of stock for cash
March 2003 - $.001 per share                18,750,000       18,750                                                  18,750
                                                                                                              -------------

Net loss for the period                              -            -         (476,705)                              (476,705)
Currency translation adjustments                                                                 (6,540)             (6,540)
                                                                                                              -------------
Comprehensive loss                                                                                                 (483,245)
---------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2003                18,750,000     $ 18,750      $  (476,705)     $      (6,540)      $    (464,495)
---------------------------------------------------------------------------------------------------------------------------















   The accompanying notes are an integral part of these financial statements.

                     ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                         (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS


Net Cash from Investing Activities                                 $     (93,900)
--------------------------------------------------------------------------------

Cash Flows From Financing Activities
Proceeds from notes payable                                              167,379
Proceeds from notes payable related parties                              128,177
Principal payments on notes payable                                      (48,000)
Issuance of common stock                                                  18,750
--------------------------------------------------------------------------------
Net Cash from Financing Activities                                 $     266,306
--------------------------------------------------------------------------------

Net Increase in Cash                                               $         319

Cash at Beginning of Year                                                      -
--------------------------------------------------------------------------------

Cash at End of Year                                                $         319
--------------------------------------------------------------------------------












   The accompanying notes are an integral part of these financial statements.

                      ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization and Nature of Business - The Company was incorporated in Nevada on March 17, 2003 under the name of On Alert Systems, Inc (the "Company") (See note 8).

The Company is considered to be a development stage company with its activities to date consisting of establishing strategic alliance and teaming agreements and seeking to acquire marketing rights to offensive and defensive security technologies supporting a full line of interoperable protection disciplines. By acquiring security products through teaming and licensed marketing and distribution agreements, the Company plans to introduce new product lines to multiple markets. Through exclusive global licenses, the Company has also licensed a developing system that uses acoustical and ultrasonic means to sense and evaluate activity pertinent to the law enforcement, security, and defense industries.

Consolidation - On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc. ("E-city"), representing 77.6% of the total shares outstanding. The accompanying consolidated financial statements include the accounts and transactions of On Alert Systems, Inc. for all periods presented and the accounts and transactions of its subsidiary from the date of its acquisition. Intercompany accounts and transactions have been eliminated in consolidation. No minority interest is shown on the balance sheet as the subsidiary has generated losses which, currently, have been borne by the Company.

The purchase of E-city for $40,000 included current assets of $71,020 and current liabilities of $152,323, resulting in goodwill of $121,303. Management determined that the value of the goodwill was impaired and the total amount was written off. Subsequent to the purchase and before the year end, management was successful in negotiating a settlement of certain debt that had been acquired which resulted in forgiveness of debt of $20,407.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period from March 17, 2003 (date of inception) through December 31, 2003, the Company earned no revenue and incurred a net loss of $476,705. The lack of operations and the loss from operations raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations.

                      ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003



Cash and Cash Equivalents - Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. At December 31, 2003 the Company had no cash in excess of federally insured limits.

Property and Equipment - Property and equipment consists of computer software. The software is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

Long-lived assets are reviewed for impairment yearly. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Based on the evaluation, goodwill was considered impaired and written off during the period ended December 31, 2003.

Income Taxes - No income taxes have been paid or accrued because the Company had no revenue at December 31, 2003. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

Loss Per Share - Basic loss per share is calculated  by dividing loss  available
to  common  shareholders  by  the  weighted-average   number  of  common  shares
outstanding during each period.

Recent Accounting Pronouncements - In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 had no impact on the Company's financial statements.

                      ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on the Company's financial statements.

In May 2003, the consensus on EITF Issue No. 01-08, "Determining Whether an Arrangement Contains a Lease," was issued. The guidance in the consensus applies to the purchase or sale of goods and services under various types of contracts, including outsourcing arrangements. Based on the criteria in the consensus, both parties to an arrangement are required to determine whether the arrangement includes a lease within the scope of SFAS No. 13, "Accounting for Leases." The new requirement applies prospectively to new or modified arrangements for reporting periods beginning after May 28, 2003. Accordingly, as of August 1, 2003, the company accounted for new or modified arrangements based on this guidance. Adoption of this standard did not have an impact on the Company's financial statements.

In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities which was originally issued in January 2003. FIN 46 or revised provides guidance on the consolidation of certain entities when control exists through other entities created after January 31, 2003. The Company does not hold a variable interest in any enterprise. Accordingly, the Company does not expect the provisions of FIN 46 to have a material effect on future interim or annual financial statements.

On December 18, 2003 the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. The adoption of SAB 104 did not have a material impact the Company's financial position or results of operations.

Fair Values of Financial Instruments -- The carrying amounts reported in the balance sheet for notes payable approximate their fair values because the interest rates approximate current interest rates to be received and charged on similar receivables and borrowings.


NOTE 2 - RELATED PARTY TRANSACTIONS

Proxity Digital Networks, Inc. ("Proxity") - Proxity owns 100% of the stock of On Alert Systems, Inc. at December 31, 2003. On Alert purchased the GDS and Traptec licenses from Proxity at Proxity's cost. As of December 31, 2003, On Alert has accounts payable and notes payable to Proxity of $184,506 and $107,011, respectively.

                      ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


E-City Software - On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc., representing 77.6% of the total shares outstanding. All transactions and account balances between On Alert Systems and E-City were eliminated during consolidation. E-City Software, Inc. is a public company incorporated in Nevada on May 12, 2000. On Alert Systems acquired E-City for its status as a public entity.

Cherokee Raiders - Cherokee Raiders General Partner is William C. Robinson. Cherokee and Mr. Robinson also own control positions with proxies in Proxity. As of December 31, 2003, On Alert Systems has a note payable to Cherokee Raiders of $21,166.

William C. Robinson - Mr. Robinson has ownership in Proxity and Cherokee Raiders. He is also the CEO and CFO of On Alert Systems and E-City Software.


NOTE 3 - DISTRIBUTION LICENSES

The Company purchased the rights to two licensing agreements - the GDS license on April 7, 2003 and the Traptec license on November 10, 2003 from Proxity Digital Networks, a related party. The GDS license is an exclusive license for the Company to sell licensed equipment throughout the world. The Traptec license gives the Company the right to represent Traptec Corporation as a marketing representative on the exclusive basis to sell surveillance and security equipment and other such products to the military and other federal agencies. The licensing agreements have been recorded at the historical cost to Proxity. Each license is being amortized over two years which is the estimated life of each. Monthly amortization expense is $1,667 and $579.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of computer software recorded at a cost of $43,791 and accumulated depreciation of $29,513; the net balance is $14,278 at December 31, 2003. Depreciation expense for the period ended December 31, 2003 is $3,351.


NOTE 5 - NOTES PAYABLE

All notes payable are to related parties as follows:


Notes Payable - Related Parties                                December 31,
                                                                 2003
                                                             --------------
Note payable to Proxity Digital Networks; interest is
accrued at 12%; principal and interest due August 30,
2004; unsecured.                                               $     91,562

Note payable to Proxity Digital Networks; interest is
accrued at 10%; due on demand; unsecured.                            15,449

Note payable to Cherokee Raiders; interest is accrued
at 12%; due on demand; unsecured.                                    21,166
                                                             --------------
Total Notes Payable - Related Parties                           $   128,177
Less current portion                                               (128,177)
                                                             --------------
Notes Payable - Related Parties - Long Term                     $         -
                                                             ==============

All the notes payable mature during 2004 or are due on demand, so all amounts are classified as current liabilities.

                      ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE 6 - STOCKHOLDERS' DEFICIT

Common Stock- At December 31, 2003, the Company had 18,750,000 shares of Class A Common Stock and zero shares of Class B Common Stock, issued and outstanding with 200,000,000 shares of Class A and 200,000,000 shares of Class B Common Stock authorized, par value $.001. Proxity Digital Networks owned all 18,750,000 shares outstanding.


NOTE 7 - INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of December 31, 2003, the Company had net operating loss carryforwards for federal income tax reporting purposes of $463,791 which, if unused, will expire in 2023. The net deferred tax asset consists of the following at December 31, 2003:

Deferred tax asset - operating loss carryforwards             $   177,680
Valuation allowance                                              (177,680)
-------------------------------------------------------------------------
Total Deferred Income Tax Asset                               $         -
-------------------------------------------------------------------------


The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:

Tax at Federal statutory rate (34%)                           $  (162,080)
Non-deductible expenses
                                                                      130
Change in valuation allowance                                     177,680
State taxes, net of Federal benefit
                                                                  (15,730)
-------------------------------------------------------------------------
Provision for Income Taxes                                    $         -
-------------------------------------------------------------------------


NOTE 8 - SUBSEQUENT EVENTS

In March 2004, the Company acquired a majority and control position in Cyber Aerospace Corp. (Cyber Aerospace). Through the Cyber Aerospace merger, the company is now involved in the sales and marketing of spherical airships through a global marketing agreement with Techsphere Systems International, LLC. In addition, the Company intends to continue assembling a team of military experts, and aerospace and composite engineers to design and build a new generation of Unmanned Aerial Vehicles ("UAV'S") known as Individual Unmanned Airscouts
("IUAS"). Such vehicles are being designed so that they will be able to integrate advanced communications with airships that will provide a mobile stable platform and will be able to remain airborne in a set location longer than previously possible.

                      ON ALERT SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


On Alert was merged with and into Cyber Defense on September 1, 2004. Cyber Defense Systems, Inc. (Cyber Defense) was incorporated on August 19, 2004 in Florida. E-City Software, Inc. was also merged with and into Cyber Defense following the On Alert merger. As a result of the aforementioned, Cyber Defense is the successor to E-City and its shares of class A common stock began trading on the Over the Counter Bulletin Board ("OTC:BB") under the symbol CYDF on September 7, 2004. Due to the nature of the mergers, the historical financial statements of the Registrant are now those of On Alert and will include results of operations for Cyber Aerospace from its date of inception in March 2004 and will also include the results of operations of E-City from its' date of merger, September 1, 2004.

The majority and controlling shareholders of the new company (Cyber Defense) are Proxity Digital Networks, Inc., a publicly traded company ("PRXT") and Cherokee Raiders, Inc. ("Cherokee") owning 72.6% and 26.1% of the Class A common shares of the Registrant respectively. In addition, Cherokee also owns all 150,000 of the issued and outstanding shares of Class B common stock, which allow for 1,000 votes per share and Proxity and Cherokee each own one share of the two shares of Class C Common Stock issued and outstanding. The Class C Common Stock allows for one vote per share and entitles the holder to receive the net assets of the Company upon dissolution. The Chief Executive Officer of both Proxity and Cherokee is Mr. Robinson, the Chief Executive Officer of the Registrant.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company has commitments with six independent contractors for services such as vice president, vice president of business development, controller, security consultant, and other consulting services. The contracts state that payment is in Proxity capital stock. Most of the contracts have a six month term that is renewable by the consent of both parties. At December 31, 2003, the Company had $19,500 in commitments related to these contracts.


NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

No cash was paid for interest during 2003. No payments were made for income taxes.